Exhibit 10.1
RENAISSANCE LEARNING, INC.
RESTRICTED STOCK UNIT AGREEMENT
[For use with grants to non-employee directors]
     This Restricted Stock Unit Agreement (this “Agreement”), entered into as of “Date,” is between Renaissance Learning, Inc., a Wisconsin corporation (the “Company”), and “Name” (the “Participant”).
W I T N E S S E T H:
     WHEREAS, the Board of Directors of the Company has established the 1997 Stock Incentive Plan (the “Plan”) for employees and non-employee directors of the Company and its affiliates; and
     WHEREAS, the Company anticipates that the Plan will promote the best interests of the Company and its shareholders (i) by providing participants with an opportunity to acquire a proprietary interest in the Company thereby providing them with a stronger incentive to strive for the continued success and growth of the Company, and (ii) by aiding the Company to attract and retain key personnel and non-employee directors; and
     WHEREAS, the Company has granted to the Participant the right to participate in the Plan in the manner and subject to the terms provided in this Agreement and the Plan.
     NOW, THEREFORE, in consideration of the benefits that the Company expects to be derived in connection with the services to be hereafter rendered to it or its affiliates by the Participant, the Company and the Participant hereby agree as follows:
     1. Provisions of Plan Control. This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference. The Plan empowers the Compensation Committee to make and amend interpretations, rules and regulations thereunder, and, in general, provides that determinations of such Committee with respect to the Plan shall be binding upon the Participant. Unless otherwise provided herein, all capitalized words in this Agreement shall have the meaning ascribed to them in the Plan. A copy of the Plan will be delivered to the Participant upon reasonable request.
     2. Award; Number of Units. The Participant is hereby awarded “Insert Number” Restricted Stock Units pursuant to the terms and conditions set forth in this Agreement (the “Award”). The number of Restricted Stock Units set forth herein, as increased by any Restricted Stock Units granted pursuant to Paragraph 5 hereof, shall be adjusted as provided in Section 14 of the Plan.
     3. Vesting. The Award shall vest upon termination of the Participant’s tenure as a Director of the Company. Once vested, all rights of actual and beneficial ownership are conferred to the Participant.
     4. Distribution of Shares. The Company shall settle Restricted Stock Units in Shares. The Participant shall be entitled to receive from the Company one Share for each Restricted Stock Unit held. Shares shall be distributed in respect of such Restricted Stock Units within [30] days after termination of the Participant’s tenure as a Director of the Company.
     5. Dividends and Distributions. On each date on which a dividend is paid by the Company (a “Dividend Payment Date”), the Participant shall be granted, automatically and specifically without further action of the Board of Directors, a number of Restricted Stock Units equal to (i) the aggregate amount of dividends (or other distributions) which would have been received by the Participant on the Dividend Payment Date if the Restricted Stock Units held by the Participant (whether or not vested) on the record date of such dividend or distribution had been outstanding common stock of the Company on such date, (ii) divided by the Fair Market Value on the Dividend Payment Date. In the event of any distribution other than cash, the foregoing shall be applied based on the fair market value of the property distributed. Additional Restricted Stock Units granted under this Paragraph 5 shall be settled and Shares distributed in respect of such Restricted Stock Units at the same time as the Restricted Stock Units to which the dividends and distributions relate.
     6. Prohibitions Against Transfer. An Award, and the rights and privileges conferred hereby, may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by the Participant, or be subject to execution, attachment or similar process, except as provided in Section 12(c) of the Plan; provided, however, that Shares distributed in respect of Restricted Stock Units may be transferred in accordance with applicable securities laws.

     7. Notices. Any notice to be given to the Company under the terms of this Agreement shall be given in writing to the Company in care of its Secretary at 2911 Peach Street, Wisconsin Rapids, Wisconsin 54495-8036. Any notice to be given to the Participant may be addressed to the Participant at the address as it appears on the payroll records of the Company or any affiliate thereof. Any such notice shall be deemed to have been duly given if and when actually received by the party to whom it is addressed, as evidenced by a written receipt to that effect.
     IN WITNESS WHEREOF, the Company has caused these presents to be executed as of the date and year first above written, which is the date of the granting of the Award evidenced hereby.

RENAISSANCE LEARNING, INC.

By:

Terrance D. Paul, Chief Executive Officer
     The undersigned Participant hereby accepts the foregoing Award and agrees (i) to the several terms and conditions hereof and of the Plan and (ii) that the terms and conditions of this Agreement shall apply to all Appendices hereto.

“Participant Name”